Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

BETWEEN

SPIRE INC.

AND

REGIONS BANK, AS TRUSTEE

DATED AS OF NOVEMBER 24, 2025

6.250% SERIES A JUNIOR SUBORDINATED NOTES DUE 2056

6.450% SERIES B JUNIOR SUBORDINATED NOTES DUE 2056

Exhibit A: Form of Note and the Trustee’s Certificate of Authentication

i

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 24, 2025 (this “First Supplemental Indenture”), is between Spire Inc., a Missouri corporation, having its principal office at 700 Market Street, St. Louis, Missouri 63101 (the “Company”), and Regions Bank, a banking corporation, as trustee under the Base Indenture (as defined below), having a corporate trust office at 8182 Maryland Avenue, 12th Floor, Clayton, Missouri 63105, Attention: Corporate Trust Services (herein called the “Trustee”).

WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture, dated as of November 24, 2025, between the Company and the Trustee (the “Base Indenture”);

WHEREAS, the Base Indenture is incorporated herein by this reference, and the Base Indenture, as amended or supplemented by this First Supplemental Indenture, and as may be hereafter amended or supplemented from time to time in accordance herewith and therewith, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities (as defined in the Indenture) may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be set forth in a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Base Indenture two new series of Securities and to appoint the Trustee as Trustee under the Base Indenture with respect to such Securities;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

WHEREAS, the Company confirms that all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes (as defined below), when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders (as defined below), and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

1.1. Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) all other terms used herein that are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise stated;

(e) any reference in this First Supplemental Indenture to the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision, and all references herein to any such particular Section, Exhibit or subdivision refer to such Article, Section or subdivision hereof (except as otherwise expressly provided);

(f) any reference herein to (i) the word “include” or “including” (and variations thereof) shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation” or “but not limited to” and (ii) the word “or” shall not be exclusive; and

(g) headings are for convenience of reference only and do not affect interpretation;

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business.

“Calculation Agent” shall have the meaning set forth in Section 2.4.

“Compound Interest” shall have the meaning set forth in Section 3.1(b).

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business with respect to the Securities herein described shall be principally administered, which office at the date of original execution of this First Supplemental Indenture is located at 8182 Maryland Avenue, 12th Floor, Clayton, Missouri 63105, Attention: Corporate Trust Services, and for purposes of Agent services and Section 4.2 of the Base Indenture such office shall initially also include the office or agency of the Trustee located at 8182 Maryland Avenue, 12th Floor, Clayton, Missouri 63105, Attention: Corporate Trust Services.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, (i) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days immediately preceding the relevant Reset Interest Determination Date (or if fewer than five Business Days appear, such number of Business Days appearing) appearing under the caption “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (a) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date and (b) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five Business Days immediately preceding the relevant Reset Interest Determination Date (or, if fewer than five Business Days appear, such number of Business Days appearing) appearing under the caption “Treasury Constant Maturities” in the H.15 as of 5:00 p.m. (Eastern Time) as of any date of determination.

If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, and the Calculation Agent is unable to determine an industry-accepted successor rate as described above, then the Five-Year Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if this sentence is applicable with respect to the first Reset Interest Determination Date, 6.250%, with respect to the Series A Notes, and 6.450%, with respect to the Series B Notes.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Holder” means the Person in whose name at the time a particular Note is registered in the Register.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the applicable series of Notes due on such Interest Payment Date (which is subject to deferral pursuant to Article III).

“Interest Payment Date” shall have the meaning set forth in Section 2.4.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, November 24, 2025) to, but excluding, such Interest Payment Date.

“Interest Reset Period” means the Series A Interest Reset Period or the Series B Interest Reset Period, as applicable.

“Notes” shall have the meaning set forth in Section 2.1.

“Optional Deferral Period” shall have the meaning set forth in Section 3.1.

“Original Issue Date” means the date hereof, which is the date on which the Notes of each series were originally issued.

“Prospectus Supplement” means the Prospectus Supplement dated November 18, 2025 relating to the offering of the Notes, accompanying the Prospectus dated May 7, 2025.

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Notes on the Original Issue Date (the “current methodology”), which either (i) shortens the period of time during which equity credit pertaining to the Notes would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Notes as compared with the amount of equity credit that such rating agency had assigned to the Notes as of the Original Issue Date.

“Regular Record Date” means, with respect to any Interest Payment Date for the Notes, the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day), provided that, so long as all of the Notes remain held by a securities depository in book-entry form, the Regular Record Date for such Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

“Reset Date” means the Series A Reset Date or the Series B Reset Date, as applicable.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of the applicable Interest Reset Period.

“Series A Interest Reset Period” means the period from and including June 1, 2031 to, but excluding, the next following Series A Reset Date and thereafter each period from and including each Series A Reset Date to, but excluding, the next following Series A Reset Date or the Series A Maturity Date or the redemption date, as the case may be.

“Series A Maturity Date” shall have the meaning specified in Section 2.2.

“Series A Notes” shall have the meaning specified in Section 2.1.

“Series A Reset Date” means June 1, 2031 and each date falling on the five-year anniversary of the preceding Series A Reset Date.

“Series B Interest Reset Period” means the period from and including June 1, 2036 to, but excluding, the next following Series B Reset Date and thereafter each period from and including each Series B Reset Date to, but excluding, the next following Series B Reset Date or the Series B Maturity Date or the redemption date, as the case may be.

“Series B Maturity Date” shall have the meaning specified in Section 2.2.

“Series B Notes” shall have the meaning specified in Section 2.1.

“Series B Reset Date” means June 1, 2036 and each date falling on the five-year anniversary of the preceding Series B Reset Date.

“Tax Event” means receipt by the Company of an opinion of counsel experienced in tax matters that, as a result of:

(a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b) an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d) a threatened challenge asserted in writing in connection with an audit of the Company or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the applicable series of Notes, which amendment, clarification, or change in each case is effective or which administrative action is taken or judicial decision, interpretation or pronouncement is issued, or which threatened challenge is asserted, after the date of the Prospectus Supplement, there is more than an insubstantial risk that interest payable by the Company on the applicable series of Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

The terms “Company,” “Trustee,” “Base Indenture” and “Indenture” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

2.1. Designation and Principal Amount. There is hereby authorized two new series of Securities, to be designated (a) the “6.250% Series A Junior Subordinated Notes due 2056” (the “Series A Notes”) and (b) the “6.450% Series B Junior Subordinated Notes due 2056” (the “Series B Notes” and, collectively with the Series A Notes, the “Notes”) in the initial aggregate principal amount of $450,000,000 and $450,000,000, respectively, which amount shall be set forth in any written orders of the Company to the Trustee for the authentication and delivery of Notes pursuant to Section 2.1 of the Base Indenture and Section 5.1.

2.2. Stated Maturity. The Stated Maturity of the Series A Notes is June 1, 2056 (the “Series A Maturity Date”). The Stated Maturity of the Series B Notes is June 1, 2056 (the “Series B Maturity Date”). For the avoidance of doubt, with respect to the Notes of each series, the Series A Maturity Date or the Series B Maturity Date, as applicable, refers only to the date on which principal is due and payable as set forth in this Section 2.2.

2.3. Form and Payment.

(a) The Notes shall be issued in the form of one or more global Notes without coupons. All Series A Notes shall have identical terms and all Series B Notes shall have identical terms. Principal of the Notes will be payable (subject to the last sentence of this Section 2.3(a)) and the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of the same series of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office of the Trustee; provided, however, that, except as otherwise provided in the form of Note attached hereto as Exhibit A, Interest Payments will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account; and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates).

(b) The Notes will be issued in registered form and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

2.4. Interest.

(a) Subject to Article III, interest on the Notes shall be payable semi-annually in arrears on June 1 and December 1 of each year (each, an “Interest Payment Date”), commencing on June 1, 2026, to the Person in whose name the relevant Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date except that interest payable on the Series A Maturity Date or the Series B Maturity Date, as applicable, shall be paid to the Person to whom principal is payable. Interest shall be calculated on the basis of a 360-day year of 12 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during a 30-day month. If an Interest Payment is deferred or otherwise not paid, interest on the Notes during the applicable Optional Deferral Period will accrue Compound Interest until paid to the extent permitted by law. As permitted by the terms of the Notes, if an Interest Payment is deferred or otherwise not paid up to a redemption date that does not fall on an Interest Payment Date, interest on the Notes during the applicable Optional Deferral Period will accrue Compound Interest until paid to the extent permitted by law.

(b) The Series A Notes will bear interest (i) from and including the Original Issue Date to, but excluding, June 1, 2031 at the rate of 6.250% per year and (ii) from and including June 1, 2031 during each Series A Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 2.556%; provided that the interest rate during any Series A Interest Reset will not reset below 6.250%. The Series A Notes will mature on the Series A Maturity Date. The Series B Notes will bear interest (i) from and including the Original Issue Date to, but excluding, June 1, 2036 at the rate of 6.450% per year and (ii) from and including June 1, 2036 during each Series B Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 2.327%; provided that the interest rate during any Series B Interest Reset will not reset below 6.450%. The Series B Notes will mature on the Series B Maturity Date.

(c) Unless all of the outstanding Notes of the applicable series have been redeemed, the Company will appoint a calculation agent (the “Calculation Agent”) with respect to the Notes of such series prior to the applicable Reset Interest Determination Date. The Company or any of its affiliates may assume the duties of the Calculation Agent. The interest rate for the applicable Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent will notify the Company of the interest rate for the applicable Interest Reset Period promptly upon making or being notified of such determination. The Company will notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for the applicable Interest Reset Period will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and will become effective without consent from any other Person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any Holder upon request. In no event shall the Trustee be the Calculation Agent (unless upon receiving reasonable advance notice it agrees to the appointment as Calculation Agent in writing) nor shall it have any liability for any determination made by or on behalf of such Calculation Agent. If the Company fails to provide any of the information, certifications, calculations or moneys to the Trustee as required in this First Supplemental Indenture that are necessary to make any calculations required hereunder, the Trustee shall have no obligation to make such calculation.

(d) If an Interest Payment Date, a redemption date or the Stated Maturity of the applicable Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date, the redemption date or the Stated Maturity of the applicable Notes, as applicable.

2.5. Events of Default.

(a) Subject to Section 2.5(b), an Event of Default as defined in the Base Indenture shall be an Event of Default with respect to the Notes of the applicable series; provided, however, that the nonpayment of Interest Payments for so long as and to the extent that interest is permitted to be deferred pursuant to Article III shall not be deemed to be a default in the payment of Interest Payments for the purposes of Article VI of the Base Indenture and shall not otherwise be deemed an Event of Default.

(b) The Trustee shall not have a right to, nor will the Holders be entitled to vote to, declare the principal of or accrued and unpaid interest on the Notes to be immediately due and payable by reason of the occurrence and continuation of an Event of Default specified in clause (c) of Section 6.1 of the Base Indenture, and the Notes will not be considered “outstanding” for the purpose of determining if the required vote under the Indenture therefor has been obtained; provided, however, that, notwithstanding the foregoing, so long as an Event of Default specified in clause (c) of Section 6.1 of the Base Indenture with respect to the Notes of the applicable series shall have occurred and shall be continuing, the Trustee and the Holders of the Notes of the applicable series may exercise the other rights and remedies available under the Indenture in connection with such Event of Default, as well as such other rights and remedies as may be available under applicable law or otherwise.

2.6. No Sinking Fund or Repayment at Option of the Holder. The Notes shall not be subject to any sinking fund or analogous provision and shall not be repayable at the option of a Holder thereof prior to the Series A Maturity Date or the Series B Maturity Date, as applicable.

2.7. Optional Redemption.

(a) The Company may redeem the Series A Notes, in whole or in part, at the option of the Company, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Series A Notes being redeemed plus accrued and unpaid interest (including any Compound Interest) to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the first Series A Reset Date and ending on and including the first Series A Reset Date and (ii) after the first Series A Reset Date, on any Interest Payment Date. The Company may redeem the Series B Notes, in whole or in part, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Series B Notes being redeemed plus accrued and unpaid interest (including any Compound Interest) to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the first Series B Reset Date and ending on and including the first Series B Reset Date and (ii) after the first Series B Reset Date, on any Interest Payment Date.

(b) In addition, the applicable series of the Notes may be redeemable, in whole but not in part, at the option of the Company, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), within 120 days following the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon (including any Compound Interest) to, but excluding, the redemption date.

(c) In addition, the applicable series of the Notes may be redeemable, in whole but not in part, at the option of the Company, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), within 120 days following the occurrence of a Rating Agency Event, at a redemption price equal to 102% of their principal amount plus accrued and unpaid interest thereon (including any Compound Interest) to, but excluding, the redemption date.

(d) If notice of redemption is given pursuant to this Section 2.7, the Notes so to be redeemed will, on the redemption date (subject, in the case of a conditional redemption, to the satisfaction of all conditions precedent), become due and payable at the redemption price together with any accrued and unpaid interest thereon, and from and after such date (unless the Company has defaulted in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. If any Notes called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate then applicable to such Notes.

(e) If at the time notice of redemption is given pursuant to this Section 2.7, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before such redemption date and such notice shall be of no effect unless such moneys are so received.

(f) Subject to the foregoing and to applicable law (including United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Notes by tender, in the open market or by private agreement.

2.8. No Additional Amounts. The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

2.9. Ranking; Subordination. For the avoidance of doubt, the Notes shall rank on a parity with all Securities of other series issued under the Base Indenture and be subordinate to Priority Indebtedness of the Company as provided in Article XIV of the Base Indenture.

2.10. Further Issuances. The Company may, without the consent of the Holders of the Securities of this series then outstanding, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Securities of this series (except for the original issue date, the public offering price and, if applicable, the initial interest payment date thereof). Any additional Securities having such similar terms, together with the Securities of this series then outstanding, will constitute a single series under the Indenture. No additional Securities may be issued if an Event of Default has occurred and is then continuing with respect to the Securities of this series. The Company will not issue any additional Securities intended to form a single series with the Securities of this series, unless such additional Securities will be fungible with the Securities of this series for United States federal income tax purposes.

ARTICLE III

OPTION TO DEFER INTEREST PAYMENTS

3.1. Option to Defer Interest Payments.

(a) So long as no Event of Default has occurred and is continuing with respect to the applicable series of the Notes, the Company may elect at one or more times to defer Interest Payments on a given series of the Notes for one or more consecutive Interest Periods (each, an “Optional Deferral Period”) of up to 10 consecutive years (each period commencing on the date that the first such Interest Payment would otherwise have been made on the applicable series of Notes); provided, however, that the deferral of Interest Payments cannot extend beyond the redemption date or the Stated Maturity of the applicable Notes.

(b) During an Optional Deferral Period, interest will continue to accrue on the Notes of the applicable series, and deferred Interest Payments will accrue additional interest, compounded on a semi-annual basis at a rate equal to the interest rate then applicable to such series of Notes (“Compound Interest”), to the extent permitted by law. No interest will be due and payable on the Notes of the applicable Series until the end of such Optional Deferral Period except upon a redemption of the Notes of the applicable Series during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any Compound Interest) on the Notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date) or unless the principal of and interest on the Notes of the applicable series shall have been declared due and payable as the result of an Event of Default with respect to such Notes (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any Compound Interest, on the Notes of the applicable series shall become due and payable). All references herein and in the Notes and, insofar as relates to the Notes, the Base Indenture to “interest” on the Notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any Compound Interest, unless otherwise expressly stated or the context otherwise requires.

(c) The Company may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period. At the end of such Optional Deferral Period or on any applicable redemption date, the Company will be obligated to pay all accrued and unpaid interest on the applicable Notes.

(d) Once all accrued and unpaid interest on the applicable series of the Notes has been paid, the Company again can defer Interest Payments on that series of Notes as described above, provided that an Optional Deferral Period cannot extend beyond the Stated Maturity of the applicable Notes or any applicable redemption date therefor, and the Company may not begin a new Optional Deferral Period until the Company has paid all accrued interest on the applicable Notes from any previous Optional Deferral Periods.

(e) If the Company defers interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, the Company will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period. If the Company fails to pay in full all accrued and unpaid interest at the conclusion of the 10-year period, and such failure continues for 30 days, an Event of Default that gives rise to acceleration of principal and interest on the applicable series of Notes will occur under the Indenture.

(f) During an Optional Deferral Period, the Company will not, and will cause its majority-owned subsidiaries not to:

(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its Capital Stock;

(ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem, any of its debt securities ranking on a parity with, or ranking junior to, the Notes (including debt securities of other series issued under the Base Indenture); or

(iii) make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Notes.

(g) However, the foregoing provisions of Section 3.1(f) shall not prevent or restrict the Company from making:

(i) purchases, redemptions or other acquisitions of its Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase, dividend reinvestment or similar plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that Interest Payments are deferred requiring it to purchase, redeem or acquire its Capital Stock;

(ii) any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (f)(i) above as a result of a reclassification of its Capital Stock, or the exchange or conversion of all or a portion of one class or series of its Capital Stock for another class or series of its Capital Stock;

(iii) the purchase of fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of its Capital Stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that Interest Payments are deferred;

(iv) dividends or distributions paid or made in its Capital Stock (or rights to acquire its Capital Stock), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of its Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that Interest Payments are deferred;

(v) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that Interest Payments are deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; and

(vi) payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case ranking on a parity with the Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided, however, that, for the avoidance of doubt, the Company is not permitted to make Interest Payments on the Notes in part.

(h) In the event that the Company elects to defer any Interest Payment, the Company shall notify the Trustee and the Holders in writing of such election and of the desired Optional Deferral Period at least one Business Day prior to the Regular Record Date for the Interest Payment Date on which the Company intends to begin an Optional Deferral Period; provided, however, that the Company’s failure to pay the interest owed on a particular Interest Payment Date shall also constitute the commencement of an Optional Deferral Period, unless such interest is paid within five Business Days after such Interest Payment Date, whether or not the Company provides a notice of deferral.

ARTICLE IV

FORM OF NOTE

4.1. Form of Note. The Series A Notes and the Series B Notes, including the Trustee’s Certificate of Authentication to be endorsed thereon, are to be substantially in the form attached hereto as Exhibit A.

ARTICLE V

ORIGINAL ISSUE OF NOTES

5.1. Original Issue of Notes. Series A Notes in the initial aggregate principal amount of up to $450,000,000 and Series B Notes in the initial aggregate principal amount of up to $450,000,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company.

ARTICLE VI

MODIFICATION OF INDENTURE

6.1. Modification of Indenture without Consent of Holders. Without the consent of any Holders, the Company and the Trustee may from time to time, and at any time, enter into an indenture or indentures supplemental hereto to amend the Indenture and the Notes, in form satisfactory to the Trustee (which shall comply with the provisions of the Trust Indenture Act as then in effect), for any purpose set out in the Base Indenture and, in addition, to amend the Notes, the Base Indenture (insofar as it relates to the Notes) and this First Supplemental Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the Prospectus Supplement under the section entitled “Description of the Notes.”

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, indemnities or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 6.1 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes of any series at the time outstanding, notwithstanding any of the provisions of Section 10.1 of the Base Indenture.

The Trustee shall be entitled to receive, and subject to the provisions of Section 7.1 of the Base Indenture shall be entitled to rely upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the Indenture and complies with the provisions of Article X of the Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

The provisions of Section 10.1 of the Base Indenture shall apply, as amended, with respect to the Notes, and any reference in the Base Indenture to such provisions shall, for purposes of the Notes, be deemed to refer to such provisions as amended by this Section 6.1.

6.2. Modification of Indenture with Consent of Holders. With the consent of the Holders of not less than a majority in the principal amount of the Notes then outstanding (except as otherwise provided in the proviso to the first paragraph of Section 10.2 of the Base Indenture), the Company, when authorized by a Resolution of the Company and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this First Supplemental Indenture or of modifying in any manner the rights of the Holders. The Trustee shall be entitled to receive, and subject to the provisions of Section 7.1 of the Base Indenture shall be entitled to rely upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the Indenture and complies with the provisions of Article X of the Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. The provisions of Section 10.2 of the Base Indenture shall apply, as amended, with respect to the Notes, and any reference in the Base Indenture to such provisions shall, for purposes of the Notes, be deemed to refer instead to this Section 6.2.

ARTICLE VII

TAX TREATMENT

7.1. Tax Treatment. The Company agrees, and by acquiring an interest in a Note each Holder and beneficial owner of a Note agrees, to treat the Notes as indebtedness for United States federal, state and local tax purposes.

ARTICLE VIII

THE TRUSTEE

8.1. Appointment of Trustee. Pursuant to the Base Indenture and pursuant to this First Supplemental Indenture, the Company hereby appoints the Trustee as Trustee under the Base Indenture with respect to the Notes, and by execution hereof the Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Trustee under the Base Indenture shall be vested in the Trustee with respect to the Notes and there shall continue to be vested in the Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee.

8.2. Eligibility of Trustee. The Trustee hereby represents that it is qualified and eligible under Section 7.9 of the Base Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Notes under the Base Indenture and hereby accepts the appointment as such Trustee.

8.3. Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints the Trustee as registrar and “Paying Agent” with respect to the Notes.

8.4. Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Base Indenture or as expressly set forth herein and, in carrying out its responsibilities hereunder, shall have all of the rights, powers, privileges, protections, duties, indemnities and immunities which it possesses under the Base Indenture.

8.5. Patriot Act Requirements of Trustee. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each Person establishing a relationship or opening an account. The parties to this First Supplemental Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

8.6. Notice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, registrar or Paying Agent for the Notes shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Trustee in accordance with Section 15.3 of the Base Indenture.

ARTICLE IX

MISCELLANEOUS

9.1. Ratification of Indenture; First Supplemental Indenture Controls. The Base Indenture, as supplemented and (solely for purposes of the Notes) amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith with respect to the Notes only. For all purposes under the Base Indenture, the Series A Notes shall constitute a single series of Securities and the Series B Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of holders of multiple series of Securities voting together as a single class, except as otherwise expressly provided herein, the consent of Holders of the Series A Notes voting as a separate class and the consent of Holders of the Series B Notes voting as a separate class shall also be required and the same threshold shall apply.

9.2. Recitals. The recitals herein contained are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or the Notes. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to the issuance of the Notes, including the Prospectus Supplement. The Trustee shall have no responsibility or liability with respect to the interest rate on the Notes and whether at any time it complies with applicable law. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties, indemnities and immunities of the Trustee shall be applicable in respect of the Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

9.3. Governing Law. This First Supplemental Indenture and each Note shall be governed by the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State (without regard to the conflicts of law principles thereof).

9.4. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

9.5. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

9.6. Jury Trial Waiver. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE SERIES A NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

SPIRE INC.

By:	/s/ Boyan N. Lalov
Name:	Boyan N. Lalov
Title:	Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

REGIONS BANK, as trustee

By:	/s/ Kerry A. McFarland
Name:	Kerry A. McFarland
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF

[6.250 %SERIES A] [6.450% SERIES B] JUNIOR SUBORDINATED NOTES DUE 2056

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR A SECURITY REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

THE SECURITIES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $2,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF, EXCEPT AS PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF SECURITIES IN ANOTHER DENOMINATION SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

*	Insert in Global Notes.

SPIRE INC.

[Up to $450,000,000]* [_____]**

[6.250%SERIES A] [6.450% SERIES B] JUNIOR SUBORDINATED NOTES DUE 2056

Dated: [ ] [ ], 20[ ]

NUMBER R-[ ]	[CUSIP NO: 84857L AD3]*

Registered Holder: [CEDE & CO.]*	[ISIN NO: US84857LAD38]*
*	Insert in Global Notes.
**	Insert in Securities other than Global Notes.

SPIRE INC., a Missouri corporation (herein referred to as the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [specified in the Schedule of Increases or Decreases in this Global Note annexed hereto]* [of Dollars]** on June 1, 2056 (the “Maturity Date”), and to pay (subject to deferral as set forth herein) interest thereon (i) from and including the date of the original issuance to, but excluding, June 1, [2031] [2036] at an annual rate of [6.250%] [6.450%] and (ii) from and including June 1, [2031] [2036] during each Interest Reset Period (as defined below) at an annual rate equal to the Five-Year Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus [2.556%] [2.327%]; provided that such rate will not reset below [6.250%] [6.450%] during any Interest Reset Period. Subject to the Company’s right to defer Interest Payments (as defined below) as set forth in the First Supplemental Indenture (as defined on the reverse hereof), such interest is payable semi-annually in arrears on June 1 and December 1 of each year beginning on June 1, 2026 (the “Interest Payment Dates”) until the principal thereof is paid or made available for payment. If an Interest Payment is deferred or otherwise not paid, interest on this Security (or any Predecessor Security hereof) during the Optional Deferral Period (as defined below) will accrue Compound Interest (as defined below) on each Interest Payment Date until paid to the extent permitted by applicable law. As permitted by the terms of the Securities of this series, if an Interest Payment is deferred or otherwise not paid up to a redemption date that does not fall on an Interest Payment Date, interest on this Security during the applicable Optional Deferral Period will accrue Compound Interest until paid to the extent permitted by law.

The amount of interest payable for any period will be computed on the basis of a 360-day year of 12 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during a 30-day month. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Security (or one or more Predecessor Securities hereof) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder of this Security on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.3 of the Base Indenture. The “Regular Record Date” with respect to any Interest

Payment Date for the Securities of this series, will be the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day), provided that, so long as all of the Securities of this series remain held by a securities depository in book-entry form, the Regular Record Date for such Securities will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

If an Interest Payment Date, any redemption date or the Maturity Date or the date (if any) on which the Company is required to purchase this Security falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Security may be presented for payment of principal and interest at the office of the Paying Agent, in the continental United States; provided, however, that payment of interest will be made by the Company (i) by check mailed to such address of the Person entitled thereto as the address shall appear on the Register or (ii) if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account. Payment of the principal and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

“Calculation Agent” means the Company, an affiliate of the Company selected by the Company, or any other firm appointed by the Company, in each case, in the Company’s sole discretion, acting as calculation agent in respect of the Securities of this series.

“Compound Interest” means additional interest on the Securities of this series compounded on a semi-annual basis at a rate equal to the interest rate then applicable to the Securities of this series.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, (i) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days immediately preceding the relevant Reset Interest Determination Date (or if fewer than five Business Days appear, such number of Business Days appearing) appearing under the caption “Treasury Constant Maturities” in the most recent H.15 (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (a) one maturing as close as possible to, but earlier than, the Reset Date (as defined below) following the next succeeding Reset Interest Determination Date and (b) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five Business Days immediately preceding the relevant Reset Interest Determination Date (or, if fewer than five Business Days appear, such number of Business Days appearing) appearing under the caption “Treasury Constant Maturities” in the H.15 as of 5:00 p.m. (Eastern Time) as of any date of determination.

If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, and the Calculation Agent is unable to determine an industry-accepted successor rate as described above, then the Five-Year Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if this sentence is applicable with respect to the first Reset Interest Determination Date, [6.250%] [6.450%], with respect to the Securities of this series.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Securities of this series due on such Interest Payment Date (which is subject to deferral as described below).

“Interest Reset Period” means the period from and including June 1, 2031 to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date or the Maturity Date or the redemption date, as the case may be.

“Reset Date” means June 1, [2031] [2036] and each date falling on the five-year anniversary of the preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of such Interest Reset Period.

So long as no Event of Default with respect to the Securities of this series has occurred and is continuing, the Company shall have the right on one or more occasions, to defer payment of all or part of the current and accrued interest otherwise due on the Securities of this series by extending the interest payment period for up to 10 consecutive years (each period, commencing on the date that the first such Interest Payment would otherwise have been made, an “Optional Deferral Period”). A deferral of Interest Payments may not extend beyond the Maturity Date or end on a day other than an Interest Payment Date. As provided in the Indenture, Compound Interest on this Security will accrue to the extent permitted by law. No interest shall be due and payable during an Optional Deferral Period, except at the end of such Optional Deferral Period or upon a redemption of this Security during such Optional Deferral Period.

So long as no Event of Default shall have occurred and be continuing, prior to the termination of any Optional Deferral Period, the Company may further defer the payment of interest by extending such Optional Deferral Period; provided, however, that such Optional Deferral Period together with all such previous and further deferrals of Interest Payments shall not exceed 10 consecutive years at any one time or extend beyond the Maturity Date. Upon the termination of any Optional Deferral Period, which shall be an Interest Payment Date, the Company shall pay all interest accrued and unpaid on this Security (including any Compound Interest) to the Person in whose name this Security is registered on the Regular Record Date for such Interest Payment Date, provided that interest accrued and unpaid on this Security (including any Compound Interest) payable at the Maturity Date will be paid to the Person to whom principal is payable. Once the Company pays all interest accrued and unpaid on Securities of this series (including any Compound Interest), it shall be entitled again to defer Interest Payments on the Securities of this series as described above provided that an Optional Deferral Period cannot extend beyond the Maturity Date or any applicable redemption date therefor, and the Company may not begin a new Optional Deferral Period until the Company has paid all accrued interest on the Securities of this series from any previous Optional Deferral Periods.

The Company may redeem the Securities of this series, in whole or in part, at the option of the Company, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest (including any Compound Interest) to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the first Reset Date and ending on and including the first Reset Date and (ii) after the first Reset Date, on any Interest Payment Date.

In addition, the Securities of this series may be redeemable, in whole but not in part, at the option of the Company, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), within 120 days following the occurrence of a Tax Event (as defined below), by a notice of redemption delivered by or on behalf of the Company pursuant to the Indenture, following the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount of the Securities of this series plus accrued and unpaid interest thereon (including any Compound Interest) to, but excluding, the redemption date.

“Tax Event” means receipt by the Company of an opinion of counsel experienced in tax matters that, as a result of:

(a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b) an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d) a threatened challenge asserted in writing in connection with an audit of the Company or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities of this series, which amendment, clarification, or change in each case is effective or which administrative action is taken or judicial decision, interpretation or pronouncement is issued, or which threatened challenge is asserted, after the date of the Prospectus Supplement, there is more than an insubstantial risk that interest payable by the Company on the Securities of this series is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

In addition, the Securities of this series may be redeemable, in whole but not in part, at the option of the Company, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), within 120 days following the occurrence of a Rating Agency Event (as defined below), by a notice of redemption delivered by or on behalf of the Company pursuant to the Indenture, at a redemption price equal to 102% of the principal amount of the Securities of this series plus accrued and unpaid interest thereon (including any Compound Interest) to, but excluding, the redemption date.

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Securities of this series on the Original Issue Date (the “current methodology”), which change either (i) shortens the period of time during which equity credit pertaining to the Securities of this series would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Securities of this series as compared with the amount of equity credit that such rating agency had assigned to the Securities of this series as of the Original Issue Date.

The indebtedness of the Company evidenced by this Security, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Priority Indebtedness of the Company and each Holder of this Security, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

The Company may, without the consent of the Holders of the Securities of this series then outstanding, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Securities of this series (except for the original issue date, the public offering price and, if applicable, the initial interest payment date thereof). Any additional Securities having such similar terms, together with the Securities of this series then outstanding, will constitute a single series under the Indenture. No additional Securities may be issued if an Event of Default has occurred and is then continuing with respect to the Securities of this series. The Company will not issue any additional Securities intended to form a single series with the Securities of this series, unless such additional Securities will be fungible with the Securities of this series for United States federal income tax purposes.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the event of any inconsistency between the provisions of this Security and the provisions of the Indenture, the provisions of the Indenture shall govern and control.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture.

IN WITNESS WHEREOF, SPIRE INC. has caused this instrument to be duly executed.

Dated:

SPIRE INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

Dated:

Regions Bank, as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series pursuant to the Junior Subordinated Indenture, dated as of November 24, 2025 (the “Base Indenture”), between the Company and Regions Bank, as trustee (herein called the “Trustee”), as amended or supplemented by a First Supplemental Indenture, dated as of November 24, 2025, by and between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, as it may be hereafter amended or supplemented from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties, indemnities and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the Registered Holder or Registered Holders) of the Securities of this series. This Security is one of the series designated on the face hereof in an initial aggregate principal amount of $450,000,000.

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Securities of this series are not subject to the operation of any sinking fund and, except as set forth in the First Supplemental Indenture, are not repayable at the option of a Holder thereof prior to the Maturity Date.

In the case an Event of Default shall have occurred and be continuing, the principal of all of the Securities of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of all series at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of any one or more series at the time outstanding, on behalf of the Holders of the Securities of such one or more series, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Securities of any one or more series, to waive on behalf of all of the Holders of the Securities of such one or more series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, no Holder of this Security shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture and shall have offered to the Trustee such security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have declined to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.6 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security of any series with every other taker and Holder and the Trustee, that no one or more Holders of the Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of the Holders of the Securities of any other series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of the Securities of all series. For the protection and enforcement of the provisions of Section 6.4 of the Base Indenture, each and every Holder of the Securities of all series and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holder of this Security, the obligation of the Company, which is absolute and unconditional, to pay to such Holder the principal of and interest on this Security when, where and as the same shall become due and payable, all in accordance with the terms of this Security, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Priority Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of this Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XIV of the Base Indenture of the holders of Priority Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Register upon surrender of this Security for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or such Holder’s attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Security or Securities of authorized denomination or denominations for the same series and aggregate principal amount will be issued to the transferee in exchange herefor.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

By acceptance of this Security or a beneficial interest in this Security, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Security as indebtedness and to take other positions for such tax purposes as set forth in the First Supplemental Indenture.

Prior to due presentment for registration of transfer of this Security, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Security shall be registered upon the Register as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Security shall be governed by the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State (without regard to the conflicts of law principles thereof).

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

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(please insert Social Security or other identifying number of assignee)

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Security and all rights thereunder, hereby irrevocably constituting and appointing

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agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN THIS GLOBAL NOTE

The initial principal amount of this Global Note is: $450,000,000

Changes to Principal Amount of Global Note

Date	Principal Amount by which this Global Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Global Note	Signature of Trustee